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                                                                       EXHIBIT 5

                                                                          [LOGO]

                                              525 WEST MONROE STREET, SUITE 1600
                                                          CHICAGO, IL 60661-3693
                                          312.902.5200 OFFICE   312.902.1061 FAX


May 29, 2003

Career Education Corporation
2895 Greenspoint Parkway
Suite 600
Hoffman Estates, Illinois 60195

Re:   REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

We have acted as counsel for Career Education Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the Company's issuance of up to 3,706,373 shares of its common stock, $.01 par value per share (the "Shares"), in accordance with the Agreement and Plan of Merger, dated as of March 26, 2003 (the "Agreement"), by and among the Company, Marlin Acquisition Corp., a wholly-owned subsidiary of the Company (the "Sub"), and Whitman Education Group, Inc. ("Whitman"), pursuant to which Whitman will be merged into the Sub (the "Merger"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Company's Amended and Restated Certificate of Incorporation, as presently in effect, (c) the Company's Amended and Restated By-Laws, as presently in effect, (d) records of proceedings and actions of the Board of Directors of the Company relating to the Merger, the issuance of the Shares and other related matters, (e) the Agreement and (f) a specimen certificate representing the Company's common stock.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon and subject to the foregoing, it is our opinion that, when the Merger is consummated in accordance with the Agreement and certificates representing the Shares in the form of the

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Career Education Corporation
May 29, 2003
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specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Company's common stock or Shares are registered electronically by such transfer agent and registrar through The Depository Trust Company, and such certificated or electronically issued Shares are delivered in exchange for shares of Whitman's common stock as contemplated by the Agreement, the Shares issued in the Merger will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given on the date hereof, and we assume no obligation to advise you of any changes that may hereafter be brought to our attention.

We hereby consent to the reference to our name under the heading "Legal Matters" in the proxy statement/prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.


Very truly yours,

/s/ Katten Muchin Zavis Rosenman

Katten Muchin Zavis Rosenman